UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

March 4, 2019

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 4, 2019, Agile Therapeutics, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Perceptive Advisors, LLC (the “Investor”), pursuant to which the Company anticipated issuing and selling 8,426,750 shares (the “Shares”) of unregistered common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a price of $0.93 per share, which is at least equal to the lower of (i) the closing price per share of Common Stock (as reflected on Nasdaq.com) as of the close of the trading day immediately prior to the execution of the Purchase Agreement; or (ii) the average closing price per share of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately prior to the execution of the Purchase Agreement (the “Offering”).

The Offering closed on March 4, 2019. The Offering raised gross proceeds to the Company in the amount of approximately $7.8 million and net proceeds to the Company in the amount of approximately $7.8 million, which is after deducting estimated expenses payable by the Company.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The issuance of the securities in this transaction was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, as promulgated thereunder, as the Offering does not involve a public offering of the Company’s shares and the Investor represented itself to be an “accredited investor” within the meaning of Rule 501 of Regulation D or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

The foregoing is a summary of the terms of the Purchase Agreement and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01                                           Other Events.

On March 4, 2019, the Company issued a press release announcing the Offering.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of March 4, 2019, by and among Agile Therapeutics, Inc. and the Purchasers Named Therein.
99.1	Agile Therapeutics, Inc. Press Release dated March 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: March 4, 2019	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer